Exhibit 10.10(d)

AMENDMENT NO. 4 TO THE

SUPPLEMENTARY PENSION PLAN OF

AIR PRODUCTS AND CHEMICALS, INC.

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Supplementary Pension Plan of Air Products and Chemicals, Inc. (the “Plan”); and

WHEREAS, pursuant to Plan Section 6.1, the Company may amend the Plan at anytime; and

WHEREAS, the Company desires to amend the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1. The last sentence of Section 3.5(b) shall be amended to read as follows:

“The discount rate as described in Section 3.6(b)(ii) as it would have applied on the Annuity Starting Date shall be used to adjust the delayed distributions to Key Employees.”

2. Section 3.8 shall be amended to read as follows:

“Section 3.8 Pre-Retirement Spousal Benefits. If an Employee dies prior to his or her Annuity Starting Date, a pre-Retirement spousal benefit shall be payable to the Employee’s surviving spouse, if any, in the same form as that elected by the Employee, commencing the first of the month following the later of the Employee’s death or the date the Employee would have attained (i) age 50, if the Employee was actively employed by the Company at time of death or if the Employee died while performing qualified military service if the Employee is entitled to early retirement benefits under Section 3.2(c), (d), (e) or (f) of the Salaried Pension Plan or Article 3A of this Plan, or (ii) age 55. The amount of the benefit shall be calculated in the same manner as provided in Section 5.7 or 5.10 of the Salaried Pension Plan except substituting the benefit determined under Section 3.2 above for the benefit determined under Article IV of the Salaried Pension Plan.

If a former Key Employee dies after his or her Annuity Starting Date but prior to the delayed payment date of his or her benefit described in Section 3.5(b) above, the Employee’s spouse shall receive a distribution within 90 days of the Employee’s death of the benefit payments that would have been payable to the Employee on and after the Annuity Starting Date had the payment not been delayed, adjusted for the delayed payment.”

3. In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President and General Counsel to execute this Fourth Amendment to the Plan on this      day of              2012.

AIR PRODUCTS AND CHEMICALS, INC.

By:
Senior Vice President- General Counsel